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                                                                   Exhibit 23.1



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

Board of Directors

DIVERSIFIED SECURITY SOLUTIONS, INC.

         We consent to the inclusion in this Amendment No. 3 to the Registration Statement on Form SB-2 (File No. 333-94477) of our report dated January 30, 2001 on our audit of the financial statements of Diversified Security Solutions, Inc. We also consent to the reference to our firm under the headings 'Experts' and 'Selected Financial Data' in the prospectus.


                                               DEMETRIUS & COMPANY, LLC

Wayne, New Jersey
July 6, 2001